Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on this Form S-8 pertaining to the 2016 Long-Term Incentive Plan of Cleantech Solutions International, Inc. and Subsidiaries (the “Company”) of our report dated March 30, 2016 with respect to the consolidated financial statements of the Company included in its December 31, 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

/s/ RBSM LLP

New York, New York

December 29, 2016